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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-66187 of Sonic Solutions on Form S-8 of our report dated July 24, 2000 relating to the March 31, 1999 and 2000 financial statements of the DVD Software Development Business of Daikin Industries, Ltd. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern).




/s/ Deloitte & Touche LLP

New York, New York
August 31, 2001